For Immediate Release

Contacts:	Wyeth: Media Contacts: Gerald Burr Wyeth Pharmaceuticals (484) 865-5138 Douglas Petkus Wyeth 973-660-5218 Investor Contact: Justin Victoria Wyeth (973) 660-5340	Progenics Pharmaceuticals, Inc.: Richard W. Krawiec, Ph.D. Vice President Corporate Affairs (914) 789-2800 rkrawiec@progenics.com

WYETH AND PROGENICS ANNOUNCE METHYLNALTREXONE RECEIVES FDA FAST TRACK DESIGNATION FOR TREATMENT OF POSTOPERATIVE ILEUS

Madison, NJ and Tarrytown, NY - July 17, 2006 - Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced that the intravenous form of methylnaltrexone being investigated for the treatment of postoperative ileus, a serious impairment of gastrointestinal function that delays recovery and can prolong hospitalization, has been designated for Fast Track status by the U.S. Food and Drug Administration (FDA). The FDA Fast Track designation facilitates development and expedites regulatory review of drugs that the FDA recognizes to potentially address an unmet medical need for serious or life-threatening conditions.

Methylnaltrexone is an investigational drug that is being studied as a treatment for the peripheral side effects of opioid analgesics that does not affect the pain relief provided by these analgesics. Methylnaltrexone is being developed in three dosage forms: subcutaneous and oral forms as treatment platforms for opioid-induced constipation, and an intravenous form for postoperative ileus. In December 2005, Wyeth and Progenics Pharmaceuticals entered into a collaboration agreement to develop and commercialize methylnaltrexone.

With Fast Track designation for methylnaltrexone for the treatment of postoperative ileus, the companies can take advantage of several programs at the FDA to streamline the regulatory review process and to work more closely with the Agency on product development plans. Sponsors of Fast Track products are also eligible to submit portions of a New Drug Application (NDA) on a rolling basis, enabling FDA to commence review of individual sections of the application before receiving the complete application. Additionally, the sponsors may request that methylnaltrexone be considered for priority review (six-month versus standard ten-month review).

Progenics Pharmaceuticals has completed a phase 2 study of intravenous methylnaltrexone showing accelerated gastrointestinal recovery in patients following segmental colectomies. In the 2006 third quarter, Wyeth and Progenics plan to initiate global phase 3 studies in patients at high risk for developing postoperative ileus. An NDA submission is planned for the intravenous form of methylnaltrexone in late 2007 or early 2008.

Postoperative ileus is a major contributor to prolonged hospital stays and has an impact on health care costs. Because many postoperative patients cannot tolerate oral intake, including medications, intravenous methylnaltrexone may represent an important therapy for these patients.

Company Profiles

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, cardiovascular disease, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative bowel dysfunction. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immuno-therapies for prostate cancer, including a human monoclonal antibody-drug conjugate directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include risks associated with the inherent uncertainty of the timing and success of product research, development and commercialization (including with respect to our pipeline products), drug pricing and payment for our products by government and third party-payors, manufacturing, data generated on the safety and efficacy of our products, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, global business operations, product liability and other types of litigation, the impact of legislation and regulatory compliance, intellectual property rights, strategic relationships with third party, environmental liabilities, and other risks and uncertainties, including those detailed from time to time in our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors.” We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of July 17, 2006. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words ‘anticipates,’ ‘plans,’ ‘expects’ and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Progenics available at http://www.progenics.com
Additional information on Wyeth available at http://www.wyeth.com